        CERTAIN PORTIONS OF THIS EXHIBIT, WHICH ARE INDICATED BY "XXX," HAVE BEEN OMITTED BASED UPON A REQUEST FOR CONFIDENTIAL TREATMENT AND SUCH PORTIONS HAVE BEEN FILED SEPARATELY WITH THE COMMISSION.

                                                                    EXHIBIT 10.1


                            VEHICLE SUPPLY AGREEMENT


      THIS AGREEMENT is entered into as of the 1st day of July, 1996 between Chrysler Corporation, a corporation organized and existing under the laws of the state of Delaware, whose principal place of business is located at 1000 Chrysler Drive, Auburn Hills, Michigan 48326-2766 ("Chrysler"), and Dollar Rent A Car Systems, Inc., a corporation organized and existing under the laws of the state of Oklahoma, whose principal place of business is located at 5330 East 31st Street, Tulsa, Oklahoma 74153-0250 ("Dollar").

      WHEREAS Chrysler is in the business of manufacturing and selling motor vehicles;

      WHEREAS Dollar operates a vehicle rental system consisting of locations owned and operated by Dollar as well as locations owned and operated by independent franchisees of Dollar, and purchases vehicles for use at locations owned and operated by Dollar as well as to lease to Dollar's franchisees;

      WHEREAS Chrysler and Dollar desire to make a long-term arrangement for Dollar to purchase Chrysler vehicles; and,

      WHEREAS Chrysler is in the process of directly or indirectly offering to sell some or all of its equity interest in Dollar.

      NOW THEREFORE, in consideration of the premises and covenants herein contained the parties agree as follows:

        CERTAIN PORTIONS OF THIS EXHIBIT, WHICH ARE INDICATED BY "XXX," HAVE BEEN OMITTED BASED UPON A REQUEST FOR CONFIDENTIAL TREATMENT AND SUCH PORTIONS HAVE BEEN FILED SEPARATELY WITH THE COMMISSION.

      1.    DEFINITIONS

            As used in this Agreement, the following terms have the respective following meanings. These meanings apply equally to the singular and plural form of the defined terms:

            1.1. AGREEMENT OR THIS AGREEMENT means this Vehicle Supply Agreement as originally executed and as such may be amended from time to time.

            1.2. GDP PROGRAM means (a) any program made generally available by Chrysler to non-affiliated daily car rental companies for the purchase of Vehicles through Chrysler's authorized dealers that provides, subject to certain terms and conditions, for either Chrysler's guarantee of the depreciated value upon resale of, or Chrysler's repurchase of, Vehicles sold under the program, or
(b) to the extent that Chrysler ceases to offer such a program that provides for Chrysler's guarantee of the depreciated value upon resale of, or Chrysler's repurchase of, Vehicles sold under the program, a program offered by Chrysler in substitution for the program that Chrysler has ceased to offer and made generally available by Chrysler to non-affiliated daily car rental companies for the purchase of Vehicles through Chrysler's authorized dealers.

            1.3. MODEL YEAR means Chrysler's annual period for selling Vehicles to daily car rental companies. Each of these periods will be as determined by Chrysler,

        CERTAIN PORTIONS OF THIS EXHIBIT, WHICH ARE INDICATED BY "XXX," HAVE BEEN OMITTED BASED UPON A REQUEST FOR CONFIDENTIAL TREATMENT AND SUCH PORTIONS HAVE BEEN FILED SEPARATELY WITH THE COMMISSION.

ordinarily will begin on August 1 of a calendar year and end on July 31 of the following calendar year, and is denominated by the year in which the period ends.

            1.4. OTHER VOLUME means an annual volume of Vehicles made available by Chrysler other than under a GDP Program for purchase by Dollar through Chrysler's authorized dealers. Each respective Other Volume is set forth in
Section 2.1 of this Agreement.

            1.5. TARGET GDP VOLUME means an annual volume of Vehicles made available by Chrysler under the then-current terms of a GDP Program then in effect for purchase by Dollar through Chrysler's authorized dealers. Each respective Target GDP Volume is set forth in Section 2.1 of this Agreement.

            1.6.  VEHICLES means motor vehicles manufactured by or for Chrysler.

      2.    SUPPLY OF GDP VEHICLES

            2.1. Subject to the terms and conditions of this Agreement, in each Model Year of this Agreement Chrysler will make available for purchase by Dollar through Chrysler's authorized dealers the following respective volumes of
Vehicles:

        CERTAIN PORTIONS OF THIS EXHIBIT, WHICH ARE INDICATED BY "XXX," HAVE BEEN OMITTED BASED UPON A REQUEST FOR CONFIDENTIAL TREATMENT AND SUCH PORTIONS HAVE BEEN FILED SEPARATELY WITH THE COMMISSION.

   MODEL YEAR           TARGET GDP VOLUME                OTHER VOLUME
      1997                    47,182                        11,796

      1998                    49,022                        12,256

      1999                    51,179                        12,795

      2000                    53,431                        13,358

      2001                    55,782                        13,945

Dollar may assign the right to purchase a portion of the Vehicles to be made available by Chrysler pursuant to this Section to any franchisee of Dollar by advising Chrysler of that assignment in writing.

            2.2 For any given Model Year, if Dollar purchases both the Target GDP Volume for that Model Year and the Other Volume for that Model Year, then Chrysler will make an additional volume of Vehicles available for purchase by Dollar under a GDP Program in that Model Year up to a maximum of fifteen percent (15%) of the applicable Target GDP Volume for that Model Year. Purchases by Dollar franchisees under assignments from Dollar pursuant to Section 2.1 of this Agreement are to be counted as Dollar purchases for purposes of this Section 2.2.

            2.3. At least eighty percent (80%) of the vehicles obtained by Dollar in any Model Year, irrespective of whether obtained by purchase, lease or otherwise, must be Vehicles, until and unless Dollar obtains an aggregate volume of Vehicles

        CERTAIN PORTIONS OF THIS EXHIBIT, WHICH ARE INDICATED BY "XXX," HAVE BEEN OMITTED BASED UPON A REQUEST FOR CONFIDENTIAL TREATMENT AND SUCH PORTIONS HAVE BEEN FILED SEPARATELY WITH THE COMMISSION.

equal to the sum of the Target GDP Volume and the Other Volume for that Model Year as set forth in Section 2.1.

            2.4. In each Model Year Dollar must purchase at least the following respective minimum volume of Vehicles under the then-current terms of any GDP Program then in effect:

               MODEL YEAR           MINIMUM GDP VOLUME
                  1997                    31,140

                  1998                    32,354

                  1999                    33,778

                  2000                    35,264

                  2001                    36,816

Purchases by Dollar franchisees under an assignment from Dollar pursuant to
Section 2.1 may not be counted as purchases by Dollar for purposes of this
Section 2.4.

            2.5. Chrysler will make a GDP Program available to Dollar while this Agreement is in effect. The terms and conditions of any GDP Program, taken as a whole, will be competitive with the terms and conditions of a guaranteed residual value or repurchase program then being made generally available by either Ford Motor Company ("Ford") or General Motors Corporation ("GM") to bona fide daily rental

        CERTAIN PORTIONS OF THIS EXHIBIT, WHICH ARE INDICATED BY "XXX," HAVE BEEN OMITTED BASED UPON A REQUEST FOR CONFIDENTIAL TREATMENT AND SUCH PORTIONS HAVE BEEN FILED SEPARATELY WITH THE COMMISSION.

businesses in the United States, or, if Ford or GM, as the case may be, ceases to offer such a guaranteed residual value or repurchase program, a program offered by Ford or GM, as the case may be, in substitution for the program that it has ceased to offer. Chrysler retains the right to make, in the exercise of its sole discretion, all decisions regarding any GDP Program or other Chrysler fleet sales program, including without limitation decisions regarding the terms and conditions of any GDP Programs and any restrictions on the Vehicles or mix of Vehicles that may or must be ordered. Without limiting the generality of the foregoing, Chrysler expressly retains the right to make fleet sales programs available to franchisees of Dollar. Notwithstanding the terms and conditions of any GDP Program, Dollar may use Vehicles made available by Chrysler to Dollar under this Agreement in the State of Hawaii.

      3.    ADVERTISING AND PROMOTION

            3.1. Dollar must advertise, promote, and give exposure to the qualities and features of Vehicles in advertising or other promotional materials (including without limitation magazine, newspaper, direct mail, Yellow Pages, radio, and television advertising, as well as point of rental items such as leaflets, folders, brochures, counter displays, and exhibits) designed to promote the rental of Vehicles. These advertising and promotional activities by Dollar must all be in accordance with the advertising and promotional guidelines communicated by Chrysler to Dollar.

        CERTAIN PORTIONS OF THIS EXHIBIT, WHICH ARE INDICATED BY "XXX," HAVE BEEN OMITTED BASED UPON A REQUEST FOR CONFIDENTIAL TREATMENT AND SUCH PORTIONS HAVE BEEN FILED SEPARATELY WITH THE COMMISSION.

            3.2. Dollar may not advertise, use or permit the use in any advertisement or promotional material relating to the rental of vehicles, either the content of which is controlled directly or indirectly by Dollar, or that is placed or caused to be placed by Dollar, in either case that contains any of the following:

      (a)   Any pictorial reproduction of a vehicle other than a Vehicle;

      (b)   Any reference to any vehicle manufacturer other than Chrysler;

      (c) Any reference to any trade name of any line, make or model of vehicle other than the lines, makes and models of Vehicles; and,

      (d) Any use of Dollar's name, logos, trademarks or service marks as an endorsement of or testimonial to any vehicle other than a Vehicle, or to any vehicle manufacturer other than Chrysler.

            3.3. Dollar, its agents and employees may not make any public statement, (including without limitation in any advertising or promotional material relating to the rental of vehicles, either the content of which is controlled directly or indirectly by Dollar, or that is placed or caused to be placed by Dollar) that is disparaging or derogatory of, or otherwise detrimental to, (a) Chrysler, (b) any line, make or model of Vehicle, or (c) any product sold, leased or manufactured by or for Chrysler. This Section survives any termination of this Agreement for a reasonable time, but in no event for less than one year after that termination.

        CERTAIN PORTIONS OF THIS EXHIBIT, WHICH ARE INDICATED BY "XXX," HAVE BEEN OMITTED BASED UPON A REQUEST FOR CONFIDENTIAL TREATMENT AND SUCH PORTIONS HAVE BEEN FILED SEPARATELY WITH THE COMMISSION.

      4.    PAYMENTS

            4.1. So long as no event of default (as described in Sections 5.2 and 5.3) by Dollar has occurred or is continuing, while this Agreement is in effect Chrysler will pay to Dollar XXX Dollars ($XXX) to Dollar on the first business day of each July, October, January, and April, commencing with July, 1996 and ending with April, 2001. If this Agreement terminates earlier than at the end of the 2001 Model Year, Dollar must immediately refund to Chrysler XXX Dollars ($XXX) for each whole month remaining in the quarter in which this Agreement terminates. For example, for a quarter beginning on July 1, if this Agreement terminated the subsequent August 13, Dollar would be obligated to immediately refund to Chrysler XXX Dollars ($XXX) (i.e., one whole month remaining (August 13 to October 1) times $XXX).

            4.2. (a) For each Vehicle purchased by Dollar (but not for any Vehicle purchased by a Dollar franchisee pursuant to an assignment under Section
2.1 of this Agreement) through a Chrysler fleet sales program up to the applicable maximum volume for that Model Year set forth below, Chrysler will pay the following respective amount to Dollar on a net 30th proximo basis against a Dollar invoice therefor:

        CERTAIN PORTIONS OF THIS EXHIBIT, WHICH ARE INDICATED BY "XXX," HAVE BEEN OMITTED BASED UPON A REQUEST FOR CONFIDENTIAL TREATMENT AND SUCH PORTIONS HAVE BEEN FILED SEPARATELY WITH THE COMMISSION.

   MODEL YEAR           PER UNIT AMOUNT         MAXIMUM VOLUME
      1997                    $XXX                  58,978
      1998                    $XXX                  61,278
      1999                    $XXX                  63,974
      2000                    $XXX                  66,789
      2001                    $XXX                  69,727

      (b) Notwithstanding Section 4.2.(a) above, for each Vehicle purchased by Dollar that is a part of the additional volume made available for purchase by Dollar under a GDP Program by Chrysler pursuant to Section 2.2 of this Agreement, Chrysler will pay the following respective amount to Dollar on a net 30th proximo basis against a Dollar invoice therefor:

               MODEL YEAR            PER UNIT AMOUNT
                  1997                    $XXX
                  1998                    $XXX
                  1999                    $XXX
                  2000                    $XXX
                  2001                    $XXX

        CERTAIN PORTIONS OF THIS EXHIBIT, WHICH ARE INDICATED BY "XXX," HAVE BEEN OMITTED BASED UPON A REQUEST FOR CONFIDENTIAL TREATMENT AND SUCH PORTIONS HAVE BEEN FILED SEPARATELY WITH THE COMMISSION.

      5.    TERM AND TERMINATION

            5.1. This Agreement will be effective from the beginning of the 1997 Model Year. This Agreement will terminate at the end of the 2001 Model Year unless earlier terminated as set forth below. Either party may make a proposal to the other party regarding Chrysler supplying Vehicles to Dollar after the 2001 Model Year, including without limitation an extension of this Agreement, at any time after the beginning of the 1999 Model Year. Neither party is obliged to agree to all or any part of such a proposal, and this Agreement may be extended only by mutual agreement.

            5.2. If a party (the "Defaulting Party") (a) defaults in any of its obligations hereunder, and fails to remedy such default within thirty (30) days after such default has been called to its attention by written notice from the other party, (b) files a petition in bankruptcy, has an order entered on a petition in bankruptcy filed against it, makes a general assignment for the benefit of creditors, or otherwise acknowledges its insolvency, (c) is adjudged bankrupt, (d) commences or is placed in complete liquidation, or (e) suffers the appointment of a receiver for any substantial portion of its business who is not discharged within ninety days after appointment, then, and in any such event, the other party at its option may terminate this Agreement immediately upon written notice to the Defaulting Party.

            5.3. Notwithstanding the provisions of Section 5.2(a), if Dollar fails to purchase Vehicles for at least eighty percent (80%) of its fleet in any given Model Year

        CERTAIN PORTIONS OF THIS EXHIBIT, WHICH ARE INDICATED BY "XXX," HAVE BEEN OMITTED BASED UPON A REQUEST FOR CONFIDENTIAL TREATMENT AND SUCH PORTIONS HAVE BEEN FILED SEPARATELY WITH THE COMMISSION.

in accordance with Section 2.3, or if Dollar fails to purchase its minimum volume for any given Model Year as set forth in Section 2.4, then Chrysler may immediately terminate this Agreement by giving notice of that termination to Dollar.

      6.    CONFIDENTIALITY

            The terms and conditions of this Agreement are confidential and must be treated as confidential by both parties except as otherwise provided herein. The parties must maintain the confidentiality of such information by limiting its use to fulfilling their respective obligations under this Agreement and by not otherwise disclosing such confidential information to any third party, except that the parties may disclose the terms and conditions of this Agreement
(a) as necessary to their respective financial and legal advisors as long as those advisors are under a professional obligation to maintain the confidentiality of those terms and conditions, and (b) to the extent that those terms and conditions must be furnished to a governmental authority (federal, state, or local), including, without limitation, an administrative or judicial body, as long as the party that must furnish the terms and conditions takes all reasonable steps to prevent the subsequent disclosure of any of those terms and conditions by the governmental authority through a protective order or other similar action.

      7.    WARRANTY AND REPRESENTATION

            Dollar warrants and represents to Chrysler, upon which warranty and representation Chrysler has relied in the execution hereof, that Dollar will purchase

        CERTAIN PORTIONS OF THIS EXHIBIT, WHICH ARE INDICATED BY "XXX," HAVE BEEN OMITTED BASED UPON A REQUEST FOR CONFIDENTIAL TREATMENT AND SUCH PORTIONS HAVE BEEN FILED SEPARATELY WITH THE COMMISSION.

Vehicles pursuant to this Agreement only for purposes of Dollar's using those Vehicles itself or Dollar's leasing those Vehicles to its franchisees for use, in either case, in a bona fide daily rental business, and, in any case, not for resale of those Vehicles as new motor vehicles.

      8.    SEVERABILITY

            Whenever possible, each part of this Agreement must be interpreted as being in accordance with and enforceable under applicable law. If part of this Agreement is unlawful or unenforceable under applicable law, it is unlawful or unenforceable only to the extent required by applicable law, and the remainder of this Agreement is otherwise fully effective and enforceable. Without limiting the foregoing, if it is unlawful to perform any of the acts contemplated to be performed hereunder, irrespective of whether that unlawfulness results from a change in law, a temporary loss of rights by any party, or otherwise, then this Agreement continues to be effective to the fullest extent permitted by law, except that the parties are not obligated to perform an unlawful act while that act remains unlawful.

      9.    INJUNCTIVE RELIEF

            Dollar acknowledges that Chrysler will suffer irreparable harm as a result of any breach of Sections 3.1, 3.2, or 3.3 or Article 6 of this Agreement by Dollar. Dollar also acknowledges that in the event of a breach of any of those Sections by Dollar, Chrysler may apply for and will be entitled to receive injunctive relief from any

        CERTAIN PORTIONS OF THIS EXHIBIT, WHICH ARE INDICATED BY "XXX," HAVE BEEN OMITTED BASED UPON A REQUEST FOR CONFIDENTIAL TREATMENT AND SUCH PORTIONS HAVE BEEN FILED SEPARATELY WITH THE COMMISSION.

court of competent jurisdiction enjoining Dollar from any further breach of its obligations under those Sections without Chrysler having to offer specific proof that Chrysler has suffered irreparable harm.

      10.   ADHERENCE BY FRANCHISEES

            Chrysler acknowledges that Dollar's franchisees are independent businesses that are not parties to this Agreement. Dollar must, to the maximum extent possible consistent with Dollar's preexisting agreements and applicable law, obtain the adherence of Dollar's franchisees to the terms of Article 3 of this Agreement.

      11.   INDEMNIFICATION

            11.1. Dollar must defend, indemnify and hold Chrysler harmless from and against any and all claims, losses, damages, costs and expenses (including without limitation attorneys' fees) resulting from, arising out of, or connected in any way with (a) any advertising or promotional materials designed to promote the rental or leasing of Vehicles by Dollar or any of its franchisees, (b) any promotional or publicity items relating to Chrysler or the rental or leasing of Vehicles by Dollar or any of its franchisees, (c) any franchisee incentive program or payment implemented or promised by Dollar, and (d) any assignment, or any failure to assign, by Dollar to a Dollar franchisee under Section 2.1 of this Agreement (a "Claim"). Dollar is not required to indemnify Chrysler for any amounts paid by Chrysler in settlement of a Claim if Chrysler

        CERTAIN PORTIONS OF THIS EXHIBIT, WHICH ARE INDICATED BY "XXX," HAVE BEEN OMITTED BASED UPON A REQUEST FOR CONFIDENTIAL TREATMENT AND SUCH PORTIONS HAVE BEEN FILED SEPARATELY WITH THE COMMISSION.

agreed to that settlement without first obtaining Dollar's written consent to that settlement.

            11.2. If Chrysler receives notice of the commencement or threatened commencement of an action or proceeding involving a Claim, Chrysler will promptly notify Dollar of that Claim. A failure by Chrysler to promptly notify Dollar does not relieve Dollar of its obligations under this Agreement except to the extent that Dollar can demonstrate that that failure damaged Dollar. Dollar will be entitled to have control of the defense or settlement of any Claim if Dollar notifies Chrysler within fifteen days of Dollar's receipt of Chrysler's notice that Dollar elects to take control of the Claim. In that event Chrysler will be entitled to participate in the defense of the Claim and may employ separate counsel at Chrysler's expense, and Dollar must obtain Chrysler's prior written consent to any settlement that would cause injunctive or other equitable relief to be imposed on Chrysler. After any notice by Dollar that Dollar is taking control of a Claim, Dollar will not be liable for any legal expenses incurred by Chrysler in defense of that Claim. If Dollar does not timely notify Chrysler that Dollar elects to take control of a Claim, then Chrysler may defend that Claim in such manner as Chrysler deems appropriate, and Dollar will bear all costs and expenses of Chrysler's defense. Dollar will promptly reimburse Chrysler for those costs and expenses as they are incurred. Notwithstanding Dollar's election to control the defense of a Claim, Chrysler will have the right to engage separate legal counsel and Dollar will bear the reasonable fees, costs and expenses of such counsel if defenses may be available to Chrysler that are

        CERTAIN PORTIONS OF THIS EXHIBIT, WHICH ARE INDICATED BY "XXX," HAVE BEEN OMITTED BASED UPON A REQUEST FOR CONFIDENTIAL TREATMENT AND SUCH PORTIONS HAVE BEEN FILED SEPARATELY WITH THE COMMISSION.

different from those available to Dollar such that an actual or potential conflict of interest exists between Dollar and Chrysler.

      12.   USE OF TRADEMARKS, TRADE NAMES OR SERVICE MARKS

            Any use of either party's trademarks, trade names or service marks, including the manner and quality in which those trademarks, trade names or service marks is reproduced or displayed, is under the control and supervision of the party owning that trademark, trade name or service mark and is subject to prior written approval by an authorized representative of the party owning the trademark, trade name or service mark.

      13.   SURVIVAL

            The termination of this Agreement does not release either party from any outstanding obligations accruing prior to such termination, including without limitation the payment of monies. The following terms of this Agreement survive termination: Section 3.3, Article 6, Article 8, Article 9, Article 10,
Article 11, Article 12, and Article 14. Each of these terms survives for a period of five years after termination unless a different period of survival is set forth for a term.

      14.   AUDIT

            Dollar must maintain, and Chrysler has the right to audit or verify, all accounts, books, records and other documents with respect to Dollar's performance of

        CERTAIN PORTIONS OF THIS EXHIBIT, WHICH ARE INDICATED BY "XXX," HAVE BEEN OMITTED BASED UPON A REQUEST FOR CONFIDENTIAL TREATMENT AND SUCH PORTIONS HAVE BEEN FILED SEPARATELY WITH THE COMMISSION.

its obligations under this Agreement. This right will continue for two years after the Agreement terminates. Dollar must cooperate with Chrysler's reasonable requests regarding the arrangements for conducting such an audit or verification.

      15.   NO WAIVER

            Failure by either party to enforce at any time any of the provisions of this Agreement or any rights that may arise as a result of breach of this Agreement by another party should not be construed as a waiver of any of its rights, does not affect the validity of this Agreement or any part thereof, and does not prejudice any party as regards any subsequent action, provided however, that a party may expressly waive any of its rights under this Agreement by an appropriate writing that specifically refers to the contractual right which is being expressly waived.

      16.   FORCE MAJEURE

            To the extent that a party is not able to perform an obligation under this Agreement due to fire, flood, a strike or other labor interruption, war, riot, an act of God, an act of government, insurrection, civil disturbance, or other cause beyond that party's reasonable control, that party may not be liable for failing to perform that obligation, except that this Article may not excuse any party from the obligation to pay money that is owed. If Chrysler's obligation to make Vehicles available as set forth in Section 2.1 is excused for one of these causes, then Dollar's obligations under Sections 2.3 and 2.4

        CERTAIN PORTIONS OF THIS EXHIBIT, WHICH ARE INDICATED BY "XXX," HAVE BEEN OMITTED BASED UPON A REQUEST FOR CONFIDENTIAL TREATMENT AND SUCH PORTIONS HAVE BEEN FILED SEPARATELY WITH THE COMMISSION.

will be excused to the extent that Chrysler's obligation to make Vehicles available is excused.

      17.   ASSIGNMENT

            This Agreement may not be assigned, in whole or in part, unless the party making the assignment has first received written permission for the assignment from the other party, except that Dollar may unilaterally exercise its assignment rights granted under Section 2.1 of this Agreement.

      18.   NOTICES

            In order to be effective, a notice given under this Agreement must be:

      (a)   in writing,

      (b) sent by (I) certified mail, return receipt requested, (ii) facsimile, with a confirmation copy dispatched promptly by certified mail, return receipt requested, or (iii) by courier service, and,

      (c)   if given to Chrysler, sent to:
            Vice President, General Counsel and Secretary
            Chrysler Corporation
            1000 Chrysler Drive
            Auburn Hills, MI  48326-2766
            Facsimile:  (810) 512-1772

            or if given to Dollar, sent to:
            President and Chief Executive Officer
            Dollar Rent A Car Systems, Inc.
            5330 East 31st Street
            Tulsa, OK  74153-0250
            Facsimile:  (918) 669-3001

        CERTAIN PORTIONS OF THIS EXHIBIT, WHICH ARE INDICATED BY "XXX," HAVE BEEN OMITTED BASED UPON A REQUEST FOR CONFIDENTIAL TREATMENT AND SUCH PORTIONS HAVE BEEN FILED SEPARATELY WITH THE COMMISSION.

      A party may change the location at which it is to receive notices by notifying the other party of the change in locations. A notice takes effect upon the earlier of the notified party receiving the notice or five days after the notice is sent.

      19.   NATURE OF RELATIONSHIP

            The parties are neither partners nor joint venturers. There is no agency relationship between the parties, therefore neither party has any authority to bind the other. Under no circumstances may either party's employees, contractors or agents be construed as employees, contractors or agents of the other party.

      20.   THIRD PARTY BENEFICIARIES

            This Agreement is not intended, nor will it be deemed or construed, to create or confer any rights, including, by way of example but not limitation, third party beneficiary rights, to any person or entity other than Chrysler or Dollar.

      21.   HEADINGS

            The headings used in this Agreement are included herein and therein for convenience of reference only and do not constitute a part of this Agreement for any other purpose and must not have any force or effect in the construction of this Agreement.

        CERTAIN PORTIONS OF THIS EXHIBIT, WHICH ARE INDICATED BY "XXX," HAVE BEEN OMITTED BASED UPON A REQUEST FOR CONFIDENTIAL TREATMENT AND SUCH PORTIONS HAVE BEEN FILED SEPARATELY WITH THE COMMISSION.

      22.   ENTIRE AGREEMENT

            This Agreement is the entire understanding between the parties regarding its subject matter, and supersedes any discussion, negotiation, agreement or understanding regarding that subject matter prior to the date this Agreement is finally executed as set forth below. This Agreement and the party's obligations arising under it may not be changed except by a writing signed by an authorized representative of each party. This Agreement binds and inures to the benefit of the parties and their respective legal representatives, successors and permitted assigns.

      23.   INTERPRETATION

            This Agreement is governed by and must be construed in accordance with the law of the State of Michigan as if fully performed therein and without reference to its conflict of laws principles.

            IN WITNESS WHEREOF, the parties have executed this Agreement on this 5th day of November, 1997.


DOLLAR RENT A CAR                         CHRYSLER CORPORATION
SYSTEMS, INC.


By:    /s/  Gary Paxton                   By:   /s/ James P. Holden
      --------------------------                --------------------------
      Gary Paxton                               James P. Holden
      President and Chief                       Executive Vice President
      Executive Officer                         Sales & Marketing